EXHIBIT 99.2

Offer to Exchange
$1,721,536,000 aggregate principal amount of
3.803% Debentures due 2042
(the “original debentures”)
(CUSIP Nos. 149123 CA7 and U14912 AB2)
for
$1,721,536,000 aggregate principal amount of 3.803% Debentures due 2042
(the “exchange debentures”)
(CUSIP No. 149123 CB5)
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

PURSUANT TO THE PROSPECTUS DATED             , 2012

, 2012

To Our Clients:

Enclosed for your consideration is a prospectus, dated             , 2012 (the “prospectus”), and the related letter of transmittal (the “letter of transmittal”), relating to the offer of Caterpillar Inc. (the “Company”) to exchange, upon the terms and subject to the conditions described in the prospectus, all of its original debentures (CUSIP Nos. 149123 CA7 and U14912 AB2) for a like principal amount of our exchange debentures (CUSIP No. 149123 CB5) that have been registered under the Securities Act (the “exchange offer”). The exchange debentures will have terms identical to the original debentures, except that the exchange debentures will not contain transfer restrictions or be subject to registration rights or additional interest provisions.

The exchange offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of August 15, 2012, by and among the Company and the lead dealer managers named therein with respect to the original debentures. Exchange debentures will be issued in minimum denominations of $2,000 and integral multiples of $1,000.

This material is being forwarded to you as the beneficial owner of the original debentures carried by us in your account but not registered in your name. A tender of such original debentures may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the original debentures held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the original debentures on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 11:59 p.m., New York City time, on                     , 2012, unless extended by the Company (the “expiration date”). Any original debentures tendered pursuant to the exchange offer may be withdrawn at any time before the expiration date.

The exchange offer is not conditioned upon any minimum number of original debentures being tendered. Your attention is directed to the following:

1. The Company is offering to exchange any and all the original debentures for exchange debentures.

2. The exchange debentures will have terms identical to the original debentures, except that the exchange debentures will not contain transfer restrictions or be subject to registration rights or additional interest provisions.

3. The exchange offer is subject to certain conditions set forth in the section of the prospectus entitled “The Exchange Offer — Conditions to the Exchange Offer.”

4. Any transfer taxes incident to the transfer of original debentures from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the letter of transmittal.

5. The exchange offer expires at 11:59 p.m., New York City time, on the expiration date, unless extended by the Company.

Please read the prospectus.

If you wish to tender your original debentures, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The letter of transmittal is furnished to you for information only and may not be used directly by you to tender original debentures.

If we do not receive written instructions in accordance with the procedures presented in the prospectus and the letter of transmittal, we will not tender any of the original debentures in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the original debentures held by us for your account.

Please carefully review the enclosed material as you consider the exchange offer.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the exchange offer made by Caterpillar Inc. with respect to its original debentures.

This will instruct you to tender the original debentures held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the prospectus and the related letter of transmittal.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐              To TENDER the original debentures held by you for the account of the undersigned as indicated below:

$_____________ of 3.803% Debentures due 2042 (CUSIP No. 149123 CA7)

$_____________ of 3.803% Debentures due 2042 (CUSIP No. U14912 AB2)

☐              NOT to TENDER any original debentures held by you for the account of the undersigned.

If the undersigned instructs you to tender the original debentures held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as beneficial owner(s), including but not limited to the representations, that:

•                  the undersigned is not an affiliate of the Company;

•                  the undersigned is not a broker-dealer tendering original debentures acquired in exchange for securities acquired directly from the Company for its own account; or if the undersigned is a broker-dealer that will receive exchange debentures for its own account in exchange for original debentures that were acquired as a result of market making or other trading activities, that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such exchange debentures;

•                  the original debentures being exchanged have been, and any exchange debentures to be received by the undersigned will be, acquired in the ordinary course of its business; and

•                  at the time of the exchange offer, the undersigned has no arrangement or understanding with any person to participate in, and is not engaged in and does not intend to engage in, the distribution, within the meaning of the Securities Act, of the exchange debentures in violation of provisions of the Securities Act.

Sign Here

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: